Exhibit 10.26

E.L.F. BEAUTY, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

Non-employee members of the board of directors (the “Board”) of e.l.f. Beauty, Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Non-Employee Director Compensation Program (this “Program”). The cash and equity compensation described in this Program shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who is not (i) an employee of the Company or any parent or subsidiary of the Company, (ii) a partner, member, director, officer or employee of TPG Growth II Management, LLC (or any other entity which, directly or indirectly, through one or more intermediaries, is controlled by or under common control with such entity, whether by contract, equity ownership or otherwise) or (iii) designated for service on the Board by the Rollover Stockholders (as defined in that certain Amended and Restated Stockholders Agreement, dated on or about the Effective Date (as defined below), by and among the Company, TPG elf Holdings, L.P., the Rollover Stockholders and the other parties thereto, as the same may be amended from time to time) (each, a “Non-Employee Director”), unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company. This Program shall remain in effect until it is revised or rescinded by further action of the Board. This Program may be amended, modified or terminated by the Board at any time, without advance notice, in its sole discretion. The terms and conditions of this Program shall supersede any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Directors. This Program shall become effective on the date of the pricing of the initial public offering of the Company’s common stock (the “Effective Date”).

1. Cash Compensation.

(a) Annual Retainers. Each Non-Employee Director shall be eligible to receive an annual retainer of $45,000 for service on the Board.

(b) Additional Annual Retainers. In addition, a Non-Employee Director shall receive the following annual retainers:

(i) Audit Committee. A Non-Employee Director serving as Chairperson of the Audit Committee shall receive an additional annual retainer of $15,000 for such service. A Non-Employee Director serving as a member of the Audit Committee (other than the Chairperson) shall receive an additional annual retainer of $7,500 for such service.

(ii) Compensation Committee. A Non-Employee Director serving as Chairperson of the Compensation Committee shall receive an additional annual retainer of $10,000 for such service. A Non-Employee Director serving as a member of the Compensation Committee (other than the Chairperson) shall receive an additional annual retainer of $5,000 for such service.

(iii) Nominating and Corporate Governance Committee. A Non-Employee Director serving as Chairperson of the Nominating and Corporate Governance Committee shall receive an additional annual retainer of $6,000 for such service. A Non-Employee Director serving as a member of the Nominating and Corporate Governance Committee (other than the Chairperson) shall receive an additional annual retainer of $3,000 for such service.

(c) Payment of Retainers. Subject to Section 2(a) below, the annual retainers described in Sections 1(a) and 1(b) shall be earned on a quarterly basis based on a calendar quarter and shall be paid in cash by the Company in arrears not later than the fifteenth (15th) day following the end of each calendar quarter. In the event a Non-Employee Director does not serve as a Non-Employee Director, or in the applicable positions described in Section 1(b), for an entire calendar quarter, the retainer paid to such Non-Employee Director shall be prorated for the portion of such calendar quarter actually served as a Non-Employee Director, or in such position, as applicable.

2. Equity Compensation. Non-Employee Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2016 Equity Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (the “Equity Plan”) and shall be evidenced by the execution and delivery of award agreements, including attached exhibits, in substantially the forms previously approved by the Board. All applicable terms of the Equity Plan apply to this Program as if fully set forth herein, and all grants of Restricted Stock Units (as defined in the Equity Plan) hereby are subject in all respects to the terms of the Equity Plan.

(a) Election to Receive Restricted Stock Units in Lieu of Cash Retainers. Each Non-Employee Director may elect to receive all, but not less than all, of his or her annual retainer payable under Section 1 in an award of Restricted Stock Units, in lieu of cash (a “Retainer Award Election”), with the first such Retainer Award Election to apply to the first annual meeting of the Company’s stockholders that occurs after the Effective Date. On or before December 31 of each calendar year, each Non-Employee Director who desires to make a Retainer Award Election shall make his or her Retainer Award Election with respect to the cash compensation otherwise payable to such Non-Employee Director under Section 1 in the twelve-month period immediately following the annual meeting of the Company’s stockholders that occurs in the calendar year after such Retainer Award Election is made. Notwithstanding the foregoing, if a Non-Employee Director is first elected or appointed to the Board on or after January 1 of a calendar year and before the date of the annual meeting of the Company’s stockholders for such calendar year, then such Non-Employee Director shall have until the earlier of (i) the date of the annual meeting of the Company’s stockholders for such calendar year or (ii) the thirtieth (30th) day after such election or appointment, to make the Non-Employee Director’s Retainer Award Election to apply to the twelve-month period immediately following such annual meeting of the Company’s stockholders. In each case, the Retainer Award Election shall be made pursuant to an election form provided by the Company and in compliance with the rules and policies as may be established by the Board from time to time. Each such Retainer Award Election shall be irrevocable.

(b) Initial Awards. Each Non-Employee Director who is initially elected or appointed to the Board after the Effective Date and on a date other than the date of an annual meeting of the Company’s stockholders shall automatically be granted, on the date of such initial election or appointment, that number of Restricted Stock Units calculated by dividing (i) the product of (A) $140,000 multiplied times (B) a fraction, the numerator of which is the number of days remaining until either (1) the first anniversary of the annual meeting of the Company’s stockholders that immediately preceded such Non-Employee Director’s election or appointment or (2) in the event such election or appointment occurs prior to the first annual meeting of the Company’s stockholders that occurs after the Effective Date, the projected date of such first annual meeting and the denominator of which is 365, by (ii) the Fair Market Value of a share of the Company’s common stock as of the date of appointment or election and rounding down to the nearest whole number. The awards described in this Section 2(b) shall be referred to as “Initial Awards.” No Non-Employee Director shall be granted more than one Initial Award.

(c) Subsequent Awards. A Non-Employee Director who will continue to serve as a Non-Employee Director immediately following any annual meeting of the Company’s stockholders, shall be automatically granted, on the date of such annual meeting, that number of Restricted Stock Units calculated by dividing (i) the sum of (A) any compensation covered by a timely Retainer Award Election plus (B) $140,000 by (ii) the Fair Market Value of a share of the Company’s common stock as of the date of such annual meeting of the Company’s stockholders and rounding down to the nearest whole number. The awards described in this Section 2(c) shall be referred to as “Subsequent Awards.”

(d) Terms of Awards Granted to Non-Employee Directors

(i) Vesting. Each Initial Award shall vest in full upon the earlier of (A) the date of the first annual meeting of the Company’s stockholders occurring after such Initial Award is granted or (B) the first anniversary of the annual meeting of the Company’s stockholders immediately preceding the date the Initial Award is granted, subject to the Non-Employee Director continuing to provide services to the Company through the applicable vesting date. Each Subsequent Award shall vest in full on the earlier of (A) the first anniversary of the date of grant or (B) immediately prior to the next annual meeting of the Company’s stockholders after the date of grant, subject to the Non-Employee Director continuing to provide services to the Company through the applicable vesting date.

(ii) Change in Control Acceleration. All of a Non-Employee Director’s Initial Awards and Subsequent Awards, and any stock options or other equity-based awards outstanding and held by the Non-Employee Director, shall vest and, if applicable, become exercisable with respect to one hundred percent (100%) of the shares subject thereto immediately prior to the occurrence of a Change in Control (as defined in the Equity Plan), to the extent outstanding at such time.

3. Reimbursements. The Company shall reimburse each Non-Employee Director for all reasonable, documented, out-of-pocket travel and other business expenses incurred by such Non-Employee Director in the performance of his or her duties to the Company in accordance with the Company’s applicable expense reimbursement policies and procedures as in effect from time to time.

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